Exhibit 10.28

August 7, 2017

Hightimes Holding Corp.

250 West 57th Street, Suite 920

New York, New York 10107

Re:	Loan and Security Agreement between ExWorks Capital Fund I, L.P. (“Lender”) and Hightimes Holding Corp. and its subsidiaries (“Borrowers”) dated February 27, 2017, as amended on or about the date hereof (the “Loan Agreement”).

Dear Sirs:

This letter is the “Amended Fee Letter” as that term is defined in the Loan Agreement. Capitalized terms used in this Amended Fee Letter without definition have the meanings given to them in the Loan Agreement.

This Amended Fee Letter amends, restates and replaces (but does not extinguish the indebtedness and obligations under) the Fee Letter, dated February 27, 2017, between Borrowers and Lender (the “Original Fee Letter”). References to the Original Fee Letter in any Loan Documents will be deemed to be references to this Amended Fee Letter.

If the Extension Conditions are satisfied, no later than March 8, 2018 Parent will execute and deliver to Lender a warrant (the “Second Warrant”) in the same form as the Warrant executed and issued on February 27, 2017 by Parent to Lender, The Second Warrant will entitle Lender or its designee to purchase shares of the Class A Common Stock of the Parent equal to one and three-eighths percent (1.375%) of the Class A Common Stock of the Parent deemed outstanding on the date of exercise of the Second Warrant. The Second Warrant is a Loan Document. At the time of delivery of the Second Warrant, Parent must also deliver to Lender a resolution of its Board of Directors authorizing the delivery and issuance of the Second Warrant. Failure to timely deliver the Second Warrant and the required resolutions will be an Event of Default.

At the time the Loan Agreement was executed, Borrowers agreed to pay Lender a one-time initial success fee of $1,200,000 on the sooner of (a) expiration or termination of the Term, or (b) payment in full of all Obligations. This success fee was fully earned and nonrefundable as of the date of the Loan Agreement and is an Obligation secured by the Collateral.

If the Extension Conditions are satisfied, Borrowers will pay Lender a one-time extension fee of $600,000 on the sooner of (a) expiration or termination of the Term, or (b) payment in full of all Obligations. This amendment fee will be fully earned and nonrefundable as of March 1, 2018 and is an Obligation secured by the Collateral.

This Amended Fee Letter may only be modified in writing signed by all parties and is a Loan Document.

[Signature page follows]

[Signature page to Amended Fee Letter]

Please indicate your agreement with the above terms by signing below.

Sincerely yours, ExWorks Capital Fund I, L.P.
By:
Andrew D. Hall
Chief Credit Officer

Agreed: Hightimes Holding Corp., for itself and as representative for the other Borrowers
By:
Adam Levin
Chief Executive Officer